UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2020 (June 15, 2020)

CELSION CORPORATION

(Exact name of registrant as specified in its Charter)

Delaware	001-15911	52-1256615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

997 Lenox Drive, Suite 100, Lawrenceville, NJ	08648-2311
(Address of principal executive offices)	(Zip Code)

(609) 896-9100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CLSN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the Company’s 2020 Annual Meeting of Stockholders held on June 15, 2020 (the “Annual Meeting”), the Company’s stockholders approved an amendment to the Celsion Corporation 2018 Stock Incentive Plan (the “Stock Plan”), which amendment was approved by the Company’s board of directors on February 25, 2020. Pursuant to the amendment, the aggregate number of shares of common stock that may be delivered pursuant to all awards granted under the Plan was increased by an additional 2,500,000 shares so that the new aggregate share limit for the Plan is 6,651,038 shares.

A copy of the Second Amendment to the Celsion Corporation 2018 Stock Incentive Plan is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 15, 2020, the Company’s board of directors adopted an amendment to the Company’s Amended and Restated By-Laws effective immediately to provide for exclusive jurisdictions for certain litigation matters as follows:

Delaware Forum Provision: Unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is the sole and exclusive forum for state law claims for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the Company’s Certificate of Incorporation (the “Certificate”) or By-laws; (iv) any action to interpret, apply, enforce or determine the validity of the Certificate or By-laws, or (v) any action asserting a claim against the Company governed by the internal affairs doctrine. The Delaware Forum Provision will not apply to any claims arising under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended (the “Securities Act”).

New Jersey Forum Provision: Unless the Company consents in writing to the selection of an alternative forum, the United States District Court for the District of New Jersey is the sole and exclusive forum for resolving any action asserting a claim arising under the Securities Act.

A copy of the Amendment to the Amended and Restated By-Laws is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the following actions were taken. The proposals below are described in detail in the Company’s definitive proxy statement dated April 29, 2020 for the Annual Meeting.

Proposal 1

Each of the individuals listed below was elected, by a majority of the votes cast at the Annual Meeting and entitled to vote on the election of directors, to serve on the Board of Directors until the 2022 Annual Meeting of Stockholders.

Nominee	For	Withheld	Broker Non-Votes
Dr. Augustine Chow	7,153,919	352,726	13,203,094
Dr. Andreas Voss	6,963,547	543,098	13,203,094

In addition to the directors elected above, Mr. Robert W. Hooper, Dr. Alberto R. Martinez, Dr. Donald P. Braun, Dr. Andreas Voss and Mr. Michael H Tardugno continued to serve as directors after the Annual Meeting.

Proposal 2

The proposal to approve, on an advisory basis, the 2020 compensation of the Company’s named executive officers (“Say-on-Pay”), was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
6,466,665	907,744	132,236	13,203,094

Proposal 3

The proposal to approve, on an advisory basis, the frequency by which future advisory votes on executive compensation will occur was approved for every three years based upon the following votes:

1 Year	2 Year	3 Year	Abstain	Broker Non-Votes
3,475,843	324,558	3,556,296	149,948	13,203,094

Proposal 4

The proposal, by the audit committee of the board of directors of the Company, to ratify the appointment of WithumSmith+ Brown, PC as the independent registered public accounting firm for the fiscal year ending December 31, 2020, as described in the proxy materials, was approved with approximately 94% of the shares present or represented and voting at the Annual Meeting voting for the proposal and approximately 3% voting against the proposal with 3% abstaining.

For	Against	Abstain
19,507,981	582,430	619,328

Proposal 5

The proposal to approve an amendment to the Celsion Corporation 2018 Stock Incentive Plan (the “Stock Plan”) was approved based on the following votes:

For	Against	Abstain	Broker Non-Votes
5,154,020	2,281,616	71,009	13,203,094

Item 8.01	Other Events.

The Company entered into a settlement agreement and release with respect to the previously announced derivative and putative class action lawsuit filed in the Superior Court of New Jersey, Mercer County Chancery Division (the “Settlement Agreement”), against the Company (as both a class action defendant and nominal defendant), and certain of its officers and directors, with the caption O’Connor v. Braun et al., Docket No. MER-C-000068-19 (the “Shareholder Action”). The Shareholder Action alleged breaches of the defendants’ fiduciary duty based on allegations that the defendants omitted material information and made or approved improper statements when seeking shareholder approval of the Stock Plan. The Settlement Agreement remains subject to the approval of the Superior Court of New Jersey, Mercer County Chancery Division.

Under the terms and conditions of the Settlement Agreement, the parties have agreed to dismiss the Shareholder Action with prejudice and all related claims. The Company has agreed that as soon as is practicable after the execution of the Settlement Agreement, but no later than 30 days after the settlement becomes final, the Company’s board of directors shall approve the repricing of the stock options granted on February 12, 2018 to the Company’s executive officers and non-employee directors who are named defendants in the Shareholder Action (the “February 2018 Grants”) from $2.22 per share to $2.58 per share, the closing price of the Company’s common stock on May 16, 2018. The Company will pay the plaintiff’s counsel’s attorneys’ fees and expenses in the amount of $187,500. The Company has also agreed to implement certain corporate governance measures for a period of two years following court approval of the Settlement Agreement, including: (1) retaining an independent compensation consultant every two years, (2) disclosing any equity awards in the annual proxy statement when seeking shareholder approval of a new equity plan or the amendment of an existing equity plan, if the equity awards were previously granted contingent on shareholder approval of such new equity plan or amendment, (3) granting equity awards to non-employee directors at a different board meeting than equity awards to executive officers and (4) making any final deliberations or voting on the compensation of non-employee directors at a different board meeting than any final deliberations or voting on the compensation of executive officers. In addition, each of the parties have entered into a customary mutual release of the other party.

The preceding description of the Settlement Agreement is a summary of the material terms of the agreement and does not purport to be complete. Such summary is qualified in its entirety by the copy of the Settlement Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Pursuant to the Settlement Agreement, on June 15, 2020, the Company’s board of directors approved the repricing of 1,910,000 February 2018 Grants from an exercise price of $2.22 to an exercise price of $2.58 per share.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amendment, dated June 15, 2020, to Amended and Restated By-Laws
10.1	Second Amendment to the Celsion Corporation 2018 Stock Incentive Plan
10.2	Settlement Agreement and Release, by and between the plaintiff to the shareholder action captioned O’Connor v. Braun, et al., N.J. Super., Dkt. No. MERC-00068-19, William J. O’Connor, derivatively on behalf of Celsion Corporation and individually on behalf of himself and all other similarly situated stockholders of Celsion Corporation and defendants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSION CORPORATION

Dated: June 16, 2020	By:	/s/ Jeffrey W. Church
Jeffrey W. Church
Executive Vice President and Chief Financial Officer